As filed with the Securities and Exchange Commission on May 24, 2001.

                                      Registration Statement No. 333-___________

                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549
                              ____________________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              ____________________
                               OWENS & MINOR, INC.

             (Exact name of Registrant as specified in its charter)

          Virginia                                  54-1701843
(State or other jurisdiction of        (I.R.S. Employer Identification Number)
incorporation or organization)

                                  4800 Cox Road
                         Glen Allen, Virginia 23060-6292
           (Address of principal executive office, including zip code)
                               OWENS & MINOR, INC.

                      1998 STOCK OPTION AND INCENTIVE PLAN

                            (Full title of the Plan)
                              ____________________
                               Drew St. J. Carneal
               Senior Vice President, Secretary & General Counsel
                               Owens & Minor, Inc.
                                  4800 Cox Road
                         Glen Allen, Virginia 23060-6292
                                 (804) 747-9794
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                 With copies to:
                             C. Porter Vaughan, III
                                Hunton & Williams
                              951 East Byrd Street
                          Richmond, Virginia 23219-4074
                                 (804) 788-8200
                              ____________________
                         CALCULATION OF REGISTRATION FEE


                                                    Proposed maximum         Proposed maximum
   Title of securities         Amount to be          Offering price              aggregate              Amount of
    To be registered            Registered            Per share(*)           offering price(*)       registration fee
----------------------------------------------------------------------------------------------------------------------
Common Stock, $2.00 par
 value per share             1,400,000 shares            $19.33                $27,062,000                $6,766
 (including associated
 Rights)

======================================================================================================================

     (*) Estimated solely for the purpose of computing the registration fee. This amount was calculated pursuant to Rule 457(c) on the basis of the average of the high and low prices of the Common Stock on the New York Stock Exchange on May 21, 2001.

     The contents of the Registrant's Form S-8 Registration Statement, Registration No. 333-58337 dated July 1, 1998 relating to the 1998 Stock Option and Incentive Plan are incorporated herein by reference.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

Exhibit No.
-----------
4     Owens  & Minor, Inc. 1998 Stock Option and Incentive Plan, as amended.
5 Opinion of Drew St. J. Carneal as to the legality of the securities being registered.
23.1 Consent of Drew St. J. Carneal (included in the opinion filed as Exhibit 5 to the Registration Statement).
23.2  Consent of KPMG LLP.
24    Power of Attorney (included on signature page).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glen Allen, Commonwealth of Virginia, on this 23rd day of May, 2001.

OWENS & MINOR, INC.

By: /s/ G. Gilmer Minor, III
    --------------------------------
G. Gilmer Minor, III
Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on this 23rd day of May, 2001. Each person whose signature appears below hereby constitutes and appoints each of G. Gilmer Minor, III and Drew St. J. Carneal his/her true and lawful attorney-in-fact, for him/her, and in his/her name, place and stead, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to cause the same to be filed with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact full power to do and perform all and every act and thing whatsoever requisite or desirable to be done in and about the premises as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorney-in-fact may do or cause to be done by virtue of these presents.

             Signature and Title                           Signature and Title
             -------------------                           -------------------
By:   /s/ G. Gilmer Minor, III                  By:  /s/ Jeffrey  Kaczka
      ------------------------------------           -------------------------------
      G. Gilmer Minor, III                           Jeffrey Kaczka
      Chairman and Chief Executive Officer           Senior Vice President and Chief
      Director                                       Financial Officer
      (Principal Executive Officer)                  (Principal Financial Officer)


By:   /s/ Olwen B. Cape                         By:  /s/ A. Marshall Acuff
      ------------------------------                 ---------------------
      Olwen B. Cape                                  A. Marshall Acuff
      Vice President and Controller                  Director
      (Principal Accounting Officer)

By:   /s/ Henry A. Berling                      By:  /s/ Josiah Bunting, III
      --------------------                           -----------------------
      Henry A. Berling                               Josiah Bunting, III
      Director                                       Director

By:   /s/ John T. Crotty                        By:  /s/ James B. Farinholt, Jr.
      ------------------                             ---------------------------
      John T. Crotty                                 James B. Farinholt, Jr.
      Director                                       Director

By:   /s/ Vernard W. Henley                     By:
      ---------------------                          -----------------
      Vernard W. Henley                              Peter S. Redding
      Director                                       Director

By:   /s/ James E. Rogers                       By:  /s/ James E. Ukrop
      -------------------                            ------------------
      James E. Rogers                                James E. Ukrop
      Director                                       Director

By:   /s/ Anne Marie Whittemore
      -------------------------
      Anne Marie Whittemore
      Director


                                 EXHIBIT INDEX

                                                            Sequentially
Exhibit No.               Description                       Numbered Page
----------                -----------                       -------------


   4          Owens & Minor, Inc. 1998 Stock Option and
              Incentive Plan, as amended.

   5 Opinion of Drew St. J. Carneal as to the legality of the securities being registered.

  23.1 Consent of Drew St. J. Carneal (included in the opinion filed as Exhibit 5 to the Registration Statement).

  23.2        Consent of KPMG LLP.

  24          Power of Attorney (included on signature page).